Exhibit 99.1

Ipsidy Announces Results for Second Quarter Ended June 30, 2020 Relaunch and Revitalization

LONG BEACH, N.Y., Aug. 06, 2020 (GLOBE NEWSWIRE) -- Ipsidy Inc. (www.ipsidy.com) [OTCQB:IDTY] a leading provider of secure, mobile biometric identity solutions, including Identity as a Service (IDaaS), today announced its results for the second quarter ended June 30, 2020.

Financial Results for the Three Months and Six Months Ended June 30, 2020

•	Total revenue for the three and six-month periods in 2020 was $0.3 million and $1.1 million respectively compared to $0.6 million and $1.4 million respectively for the three and six months in 2019. The decrease was principally due to the impact of the Covid-19 pandemic.
•	Net loss before taxes for the three and six months ended June 30, 2020 was $3.5 million and $7.3 million respectively, compared to a net loss before taxes for the three and six months ended June 30, 2019 of $2.2 million and $4.4 Million, respectively.
•	The increase resulted primarily from charges relating to the non-cash convertible note financing and warrant exercise “holiday”, impairment charges arising out of the Covid-19 pandemic, severance costs and stock compensation costs for new executives.
•	Basic and diluted net loss per share was 0.01 cents in each of the three and six month periods ended June 30, 2020 compared to basic and diluted net loss per share of $0.00 cents and 0.01 cents in the three and six months ended June 30, 2019, respectively.
•	Adjusted EBITDA loss for the three and six month periods ended June 30, 2020 was $1.4 million and $2.7 million respectively compared to $1.5 million and $3.1 million respectively in 2019, decreases of 7% and 12% respectively.
•	Secured approximately $3 million of additional funding in the six months ended June 30, 2020: $1.5 million through a convertible debt offering in February 2020 and $1.5 million through common equity investment in June 2020.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

“The last three months have seen positive developments for Ipsidy,” said Phillip Kumnick, CEO & Deputy Chairman of Ipsidy. “We strengthened the Ipsidy team, secured contracts with leading, global banking platforms and technology resellers that broaden our sales and market reach and delivered solution enhancements to provide security and trusted identity via a quick web browser session and to support the growing trends for remote onboarding of customers and ‘touchless’ commerce. Our relaunch in June and outreach to the industry have been well received and although there is much work to be done, we look forward to reporting on further progress in the coming months.”

The following highlights of our activities during the first half of 2020 demonstrate execution of our strategy to expand the Ipsidy Partner Network with identity industry and technology professionals, that can effectively deliver our identity services to a range of markets and verticals that are demanding increased security and trust.

•	Signed a reseller and technology agreement with Intellicheck, Inc. (NASDAQ: IDN), a provider of identification authentication and age verification technology for North America.
•	Entered an agreement with Temenos SA (SIX: TEMN), a global banking software provider to over 3000 financial institutions, including 41 of the world’s top 50 banks, to integrate with the Temenos banking software system and become a member of the Temenos MarketPlace which provides financial institutions with easy access to innovative fintech solutions from around the world.
•	Executed a reseller agreement with IECISA, a Gfi group company, which provides information technology services in 11 European countries and the Latin America Caribbean region. IECISA is a technology consultant specialized in delivering digital solutions and value-added services to digitally transform companies and public entities through technological innovation, operating in a wide variety of industry verticals, including the finance, telecommunications, media, and security sectors. The Reseller is offering our identity proofing and authentication services with enhanced citizen identity validation through our integrated connection to the Peruvian National Registry, RENIEC.
•	Selected by PharmacyID to deliver a high assurance identity verification solution in Australia. PharmacyID, which operates a platform offering a trusted in-person identity verification service through a network of over 2,500 pharmacies, signed a partnership agreement to integrate with the Ipsidy platform to create a state of the art mobile, facial biometric identity verification solution for the Australian market.
•	Signed a technology reseller agreement with ATOS Origin FZ LLC (a part of the ATOS Middle East, Turkey & Africa region), a global leader in digital transformation. ATOS will offer Ipsidy’s innovative identity solutions to address the demand in the Middle East for services needed to build trust in today’s online, digital world across major customers in the telecom, media, utilities, financial services and public sector markets.
•	Launched our web browser applications, in order to make it easier for more clients to deliver the solution to their users as well as simplify the user experience for both Proof™ our remote onboarding and account takeover fraud prevention solution and Verified™ our biometric multi-factor authentication solution.
•	Appointed Phillip L. Kumnick as CEO in May 2020. Mr. Kumnick was previously SVP Global Acquirer Processing at Visa and an experienced industry executive and joined our Board of Directors in December 2019.
•	Appointed Philip R. Broenniman as President & COO in May 2020. Mr. Broenniman is an experienced investment manager with business operating and analytical skills and joined our Board of Directors in March 2020.

The identity solutions market is rapidly developing and increasing demand for verifying digital identity during remote onboarding and digital transactions can be seen in our expanding pipeline and recent agreements. While remote access to a broad range of services and networks is not new, the COVID-19 pandemic is accelerating demand for verifying identity seamlessly during remote onboarding as well securing “touchless” interaction. Our mobile biometric services are designed to help organizations thwart identity fraud and account takeover, by knowing the identity of their users with speed and accuracy. We believe Ipsidy’s solutions substantially enhance how they can confidently onboard new users and authenticate their access and services throughout the customer engagement.

We continue to carefully watch developments related to COVID-19. The extent to which COVID-19 will impact our customers, business, results and financial condition will depend on current and future developments, which are highly uncertain and cannot be predicted at this time. Beginning March 2020, the Company’s day-to-day operations have been impacted differently depending on geographic location and services that are being performed. We have seen our business opportunities develop more slowly as business partners and potential customers are dealing with Covid-19 issues and working remotely. These issues have caused delays in decision making and finalization of negotiations and agreements but at the same time we have seen an uptick in interest in our solutions, and we are optimistic that these will start to bear fruit. We appreciate the support of our employees, partners and customers in these difficult times.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-K for the three and six months ended June 30, 2020 filed at www.sec.gov and posted on the Company’s investor relations website.

About Ipsidy:
Ipsidy Inc. (OTCQB:IDTY) www.ipsidy.com, is Digital Identity. Ipsidy’s mission is to ensure our customers know the identity of their users with biometric certainty. Our Identity as a Service (IDaaS) platform delivers a suite of secure, mobile, facial biometric identity solutions, available to any vertical, anywhere. Our robust identity verification and authentication solutions work great on their own but even better together to help answer everyday questions: Who is applying for a loan? Who is sending money? Who is requesting an account change? Ipsidy is committed to providing seamless, accurate and speedy identity solutions that establish security and trust in today’s digital world.
Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co; Cards Plus in South Africa, www.cardsplus.co.za; Ipsidy Enterprises in the U.K. and Ipsidy Perú S.A.C. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Phillip Kumnick, CEO	phillipkumnick@ipsidy.com
Stuart Stoller, CFO	stuartstoller@ipsidy.com
+1 (516) 274-8700

Notice Regarding Forward-Looking Statements.
Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the Covid-19 pandemic and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2019 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.
The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5)

stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net loss	$(3,462,448)	$(2,175,791)	$(7,298,869)	$(4,438,530)

Add Back:

Interest Expense	310,153	93,260	489,203	180,150
Other expense/(income)	342,082	(6,271)	1,317,971	(12,497)
Severance cost	426,175	-	426,175	-
Depreciation and amortization	321,987	166,908	647,331	327,696
Taxes	3,592	4,264	12,466	17,965
Impairment loss	163,822	-	1,035,629	-
Stock compensation	460,883	372,341	629,993	787,720

Adjusted EBITDA (Non-GAAP)	$(1,433,754)	$(1,545,289)	$(2,740,101)	$(3,137,496)

IPSIDY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenues:
Products and services	$306,692	$628,905	$1,085,630	$1,352,846
Lease income	14,427	16,056	29,278	32,493
Total revenues, net	321,119	644,961	1,114,908	1,385,339

Operating Expenses:
Cost of sales	61,798	189,261	417,521	365,724
General and administrative	2,389,794	2,007,038	3,872,916	4,147,869
Research and development	190,339	366,292	620,740	796,962
Impairment loss	163,822	-	1,035,629	-
Depreciation and amortization	321,987	166,908	647,331	327,696
Total operating expenses	3,127,740	2,729,499	6,594,137	5,638,251

Loss from operations	(2,806,621)	(2,084,538)	(5,479,229)	(4,252,912)

Other Income (Expense):
Interest expense	(310,153)	(93,260)	(489,203)	(180,150)
Other (expense) income, net	(342,082)	6,271	(1,317,971)	12,497
Other expense, net	(652,235)	(86,989)	(1,807,174)	(167,653)

Loss before income taxes	(3,458,856)	(2,171,527)	(7,286,403)	(4,420,565)

Income tax expense	(3,592)	(4,264)	(12,466)	(17,965)

Net loss	$(3,462,448)	$(2,175,791)	$(7,298,869)	$(4,438,530)

Net loss per share - Basic and Diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted Average Shares Outstanding - Basic and Diluted	523,234,921	479,787,679	524,207,499	476,369,338

See notes to condensed consolidated financial statements.

IPSIDY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current Assets:
Cash	$814,950	$567,081
Accounts receivable, net	158,635	125,859
Stock subscription receivable	965,033	-
Current portion of net investment in direct financing lease	68,909	65,333
Inventory, net	162,435	173,575
Other current assets	379,139	753,505
Total current assets	2,549,101	1,685,353

Property and equipment, net	113,815	161,820
Other assets	241,600	383,066
Intangible assets, net	5,272,041	5,593,612
Goodwill	4,183,232	5,218,861
Net investment in direct financing lease, net of current portion	459,331	494,703
Total assets	$12,819,120	$13,537,415

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,655,107	$2,215,912
Notes payable, current portion	5,635	5,341
Capital lease obligation, current portion	36,958	34,816
Deferred revenue	454,086	425,276
Total current liabilities	3,151,786	2,681,345

Long-term liabilities:
Notes payable, net of discounts and current portion	490,392	1,970,937
Convertible debt, net of discounts	5,563,538	428,000
Capital lease obligation, net of current portion	30,764	49,794
Operating lease liabilities	92,503	131,568
Total liabilities	9,328,983	5,261,644

Commitments and Contingencies (Note 12)

Stockholders' Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 546,654,196 and 518,125,454 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	54,665	51,812
Additional paid in capital	97,528,578	94,982,167
Accumulated deficit	(94,234,462)	(86,935,593)
Accumulated comprehensive income	141,356	177,385
Total stockholders' equity	3,490,137	8,275,771
Total liabilities and stockholders' equity	$12,819,120	$13,537,415

See notes to condensed consolidated financial statements.

 IPSIDY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,298,869)	$(4,438,530)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	600,978	327,696
Stock-based compensation	629,993	787,720
Extinguishment of note payable	985,481
Amortization of debt discount and debt issuance costs, net	214,668	54,882
Common stock issued for services	-	41,112
Warrant exercise inducement expense	366,795	-
Impairment loss/write-off of assets	1,059,495	-
Changes in operating assets and liabilities:
Accounts receivable	(23,217)	(63,869)
Net investment in direct financing lease	31,796	28,581
Inventory	21,984	(60,818)
Other current assets	374,366	155,035
Accounts payable and accrued expenses	1,056,433	324,076
Deferred revenue	28,810	173,518
Net cash flows from operating activities	(1,951,287)	(2,670,597)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,394)	(14,902)
Decrease in other assets	13,462	-
Investment in other assets including work in process	(124,870)	(940,068)
Net cash flows from investing activities	(113,802)	(954,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible note payable	1,510,000	-
Payment of debt issuance costs	(104,800)	-
Proceeds from sale of common stock offering, net of offering costs	200,000	2,832,152
Proceeds from the exercise of warrants	283,950	-
Proceeds from the payroll protection loan	485,760	-
Principal payments on capital lease obligations and notes payable	(19,487)	(14,987)
Net cash flows from financing activities	2,355,423	2,817,165

Effect of foreign currencies exchange on cash	(42,465)	20,291

Net change in Cash	247,869	(788,111)
Cash, Beginning of Period	567,081	4,972,331
Cash, End of Period	$814,950	$4,184,220

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$5,296	$4,223
Cash paid for income taxes	$12,466	$13,701

Non-cash Investing and Financing Activities:
Modification of warrants issued with convertible debt	$95,223	$-
Exchange of notes payable and accrued interest for convertible notes payable	$2,662,000	$-
Warrant exercise with a subscription receivable	$965,033	$-
Settlement of accounts payable with common stock	$8,270	$-
Purchase of vehicle with note payable	$-	$16,510
Recognition of lease right to use assets and liabilities	$-	$514,473
Reclassification of software development to intangible costs	$252,875	$-

See notes to condensed consolidated financial statements.